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                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, dated as of April 27, 1998 (this "Agreement"), by and among Snap-on Incorporated, a Delaware corporation ("Parent"), Snap-on Pace Company, a Wisconsin corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), and Hein-Werner Corporation, a Wisconsin corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for (i) the commencement by the Purchaser of a tender offer (the "Offer") to purchase, among other things, all of the issued and outstanding shares of the common stock, $1.00 par value, of the Company ("Common Stock") at a price per share equal to the Offer Price and (ii) the subsequent merger of the Purchaser and the Company (the "Merger"), whereby each share of Common Stock, other than shares owned directly or indirectly by Parent, the Purchaser or the Company and other than Dissenting Shares, will be converted into the right to receive in cash the Offer Price applicable thereto; and

         WHEREAS, as a condition to the willingness of the parties to enter into the Merger Agreement, Parent and the Purchaser have required that the Company agree, and in order to induce Parent and the Purchaser to enter into the Merger Agreement, the Company has agreed, to grant the Purchaser an option to purchase shares of Common Stock, upon the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                THE STOCK OPTION

         SECTION 1.1. Grant of Stock Option. Subject to the terms and conditions set forth herein, the Company hereby grants to the Purchaser an irrevocable option (the "Stock Option") to purchase that number of newly issued shares of Common Stock (the "Option Shares") equal to the number of shares of Common Stock that, when added to the number of shares of Common Stock owned by the Purchaser and its affiliates immediately following consummation of the Offer, shall constitute 90%
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of the shares of Common Stock then outstanding on a fully diluted basis (giving effect to the issuance of the Option Shares) at a purchase price per Option Share equal to the Offer Price.

         SECTION 1.2. Exercise of Stock Option. (a) Subject to the conditions set forth in Section 2.1, the Stock Option may be exercised by the Purchaser, in whole but not in part, at any one time after the occurrence of the Exercise Event (as defined below) and prior to the Termination Date (as defined below).

         (b) The "Exercise Event" shall occur for purposes of this Agreement upon the Purchaser's acceptance for payment pursuant to the Offer of shares of Common Stock constituting at least 66-2/3% but less than 90% of the shares of Common Stock then outstanding on a fully diluted basis.

         (c) Except as provided in the last sentence of this Section 1.2.(c), the "Termination Date" shall occur for purposes of this Agreement upon the earliest to occur of:

                 (i)  the Effective Time; and

                 (ii) the termination of the Merger Agreement in accordance with the terms and conditions thereof.

Notwithstanding the occurrence of the Termination Date, the Purchaser shall be entitled to purchase the Option Shares if it has exercised the Stock Option in accordance with the terms hereof prior to such occurrence, and the occurrence of the Termination Date shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such date.

         (d) In the event the Purchaser wishes to exercise the Stock Option, the Purchaser shall send to the Company a written notice (an "Exercise Notice", the date of which notice is referred to herein as the "Notice Date") specifying the denominations of the certificate or certificates evidencing the Option Shares which the Purchaser wishes to receive, the place for the closing of the purchase and sale pursuant to the Stock Option (the "Closing") and a date not earlier then three (3) business days nor later then ten (10) business days from the Notice Date for the Closing (the "Closing Date"); provided, however, that
(i) if the Closing cannot be consummated by reason of any applicable Laws or Orders, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any Governmental Entity is required in connection with such purchase, the Purchaser and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. The Company shall, within two (2) business days after receipt of the Exercise Notice, deliver written notice to the Purchaser specifying the number of Option Shares and the aggregate purchase price therefor.





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                                   ARTICLE II

                                    CLOSING

         SECTION 2.1. Conditions to Closing. The obligation of the Company to deliver Option Shares upon the exercise of the Stock Option is subject to the following conditions:

         (a) All waiting periods, if any, under the HSR Act applicable to the issuance and delivery of the Option Shares hereunder shall have expired or have been terminated; and

         (b) There shall be no preliminary or permanent injunction or other final, non-appealable judgment by a court of competent jurisdiction preventing or prohibiting the exercise of the Stock Option or the issuance and delivery of the Option Shares in respect of such exercise.

         SECTION 2.2. Closing. (a) At the Closing, (i) the Company shall deliver to the Purchaser a certificate or certificates evidencing the applicable number of Option Shares (in the denominations specified in the Exercise Notice), each such certificate or certificates being duly executed by the Company and registered in the name of the Purchaser, and (ii) the Purchaser shall purchase each such Option Share from the Company at the Offer Price. Payment by the Purchaser of the Offer Price for each of the Option Shares shall be made by wire transfer of immediately available funds to an account designated by the Company, in an amount equal to the sum of the product of (i) the Offer Price and (ii) the total number of Option Shares delivered at the Closing.

         (b) The Company shall pay all expenses, and any and all Federal, state and local taxes and other charges, that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2.2.

         (c) Certificates evidencing Option Shares delivered hereunder may include legends legally required including the legend in substantially the following form:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

It is understood and agreed that the foregoing legend shall be removed by delivery of substitute certificate(s) without such legend upon the sale of the Option Shares pursuant to a registered public offering or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or any other sale as a result of which such legend is no longer required.

         SECTION 2.3. Adjustments Upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities) which would have the





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effect of diluting or otherwise adversely affecting the Purchaser's rights and privileges under this Agreement, the number and kind of the Option Shares and the consideration payable in respect of the Option Shares shall be appropriately and equitably adjusted to restore to the Purchaser its rights and privileges under this Agreement.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and the Purchaser (except as otherwise disclosed in writing on the date hereof) as follows:


         SECTION 3.1. Organization; Authority Relative to this Agreement. The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery by Parent and the Purchaser, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by general equitable principles.

         SECTION 3.2. Authority to Issue Shares. The Company has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Termination Date shall have reserved, all the Option Shares issuable pursuant to this Agreement. All of the shares of Common Stock issuable under the Stock Option, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the WBCL), will be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Purchaser's voting rights, charges, adverse rights and other encumbrances of any nature whatsoever (other than this Agreement) and will not be subject to any preemptive rights. Upon the delivery to the Purchaser by the Company of a certificate or certificates evidencing the Option Shares, the Purchaser will receive good, valid and marketable title to the Option Shares.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

         SECTION 4.1. Further Action. The Company shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the





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transactions contemplated hereunder, including, without limitation, using all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities.

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

         Parent and the Purchaser hereby represent and warrant to the Company as follows:

         SECTION 5.1.  Organization; Authority Relative to this Agreement.
Each of Parent and the Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each of Parent and the Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and the Purchaser. This Agreement has been duly and validly executed and delivered by Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and the Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by general equitable principles.

         SECTION 5.2. Distribution. Any Option Shares the Purchaser purchases pursuant to this Agreement are being purchased for investment purposes only and not with a view to any public distribution thereof.

                                   ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.1. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 6.2. Waiver. Any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         SECTION 6.3. Fees and Expenses. Except as otherwise provided herein or in Section 8.03 of the Merger Agreement, all costs, fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.





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         SECTION 6.4. Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopy or by overnight courier (providing proof of delivery) to the respective parties at their addresses as specified in
Section 9.04 of the Merger Agreement.

         SECTION 6.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

         SECTION 6.6. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 6.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to the principles of conflicts of laws thereof.

         SECTION 6.8. ENFORCEMENT. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

         SECTION 6.9. Headings. The descriptive headings contained in this Agreement are included for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 6.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each





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of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 6.11. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        SNAP-ON INCORPORATED
                                        ("Parent")



                                        By:     /s/ Robert A. Cornog
                                                --------------------------------
                                                Name:    Robert A. Cornog
                                                Title:   Chairman, President and
                                                         Chief Executive Officer

                                        SNAP-ON PACE COMPANY
                                        (the "Purchaser")



                                        By:     /s/ Susan F. Marrinan
                                                --------------------------------
                                                Name:    Susan F. Marrinan
                                                Title:   Vice President and
                                                          Secretary

                                        HEIN-WERNER CORPORATION
                                        (the "Company")



                                        By:     /s/ Joseph L. Dindorf
                                                --------------------------------
                                                Name:    Joseph L. Dindorf
                                                Title:   President and Chief
                                                           Excecutive Officer






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